Exhibit 5.1

30 Rockefeller Plaza
New York, NY 10112-2200
+1 212 698 3500 Main
+1 212 698 3599 Fax
www.dechert.com
December 22, 2006
Drive Auto Receivables LLC
8585 North Stemmons Freeway
Suite 1100N
Dallas, Texas 75247

Re:	Drive Auto Receivables LLC
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special counsel for Drive Auto Receivables LLC, a Delaware limited liability company (the “Company”), in connection with the preparation and filing of the above referenced registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), to be filed today by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”, together with the Notes, the “Securities”).
As set forth in the Registration Statement, each series of Securities will be issued by a separate trust to be formed by the Company (each, a “Trust”) under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an “Agreement”), among the Company, a trustee (the “Trustee”) and where applicable, a servicer (the “Servicer”), each to be identified in the prospectus supplement for such series of Securities.
In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents and records as we have deemed relevant or necessary as the basis for such opinion, including the Registration Statement, copies of the Company’s Certificate of Formation, Limited Liability Company Agreement, the form of each Agreement filed or incorporated by reference as an exhibit to the Registration Statement, the forms of Securities included in the Agreements so filed, and such other agreements, records and documents as we have deemed necessary for purposes of this opinion.
Based on and subject to the foregoing, we are of the opinion that: (i) when the Securities of a series have been duly executed, issued and authenticated and sold by the Company; and (ii) payment of the agreed upon consideration for such Securities shall have been received by the Company, all in accordance with the terms and conditions of the related Agreements and the related underwriting or similar agreement, and in the manner described in the Registration
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December 22, 2006 Page 2
Statement, the Notes of such series will be valid and legally binding obligations of the related Trust, and the Certificates of such series will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement, in each case subject to: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability relating to or affecting creditor’s rights and remedies generally and (ii) general equity principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the validity, legally binding nature or enforceability of obligations or agreements generally), regardless of whether enforcement is sought in a proceeding at law or equity.
The opinions set forth above are limited to the internal laws of the State of New York and the Federal laws of the United States of America and we express no opinion or statement as to the effect on the matters covered by this letter of the conflict of laws provisions of any of the foregoing jurisdictions, or any laws of any other jurisdiction. We note that the Registration Statement provides that a Trust may be organized as a statutory trust under Delaware law, and that the form of trust agreement included as Exhibit 4.2 provides that it shall be governed by Delaware law. Accordingly, we express no opinion herein regarding any certificates (which are not covered by the Registration Statement) to the extent issued by a Delaware statutory trust pursuant to such trust agreement.
We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein under the heading “Legal Matters”, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement or this exhibit.

Very truly yours

/s/ Dechert LLP

DECHERT LLP